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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Medical Graphics Corporation for the registration of 444,445 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1996 with respect to the consolidated financial statements of Medical Graphics Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


Minneapolis, Minnesota
December 2, 1997


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